Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS THIRD QUARTER RESULTS

TAMPA, October 27, 2006 — TECO Energy, Inc. (NYSE:TE) today reported third-quarter net income of $79.7 million, or $0.38 per share, compared to $94.6 million, or $0.46 per share in the third quarter of 2005. Net income includes a $2.6 million after-tax gain on the sale of an unused steam turbine and a $0.2 million after-tax charge related to ongoing repairs for Hurricane Katrina related damages at TECO Bulk Terminal in Louisiana. (See the Results Reconciliation table later in this release.)

Year-to-date net income and earnings per share were $197.4 million, or $0.95 per share, in 2006, compared to $222.5 million, or $1.08 per share, in the same period in 2005. Year-to-date net income and earnings per share from continuing operations were $196.0 million, or $0.94 per share, in 2006, compared to $158.4 million, or $0.77 per share, in the same period in 2005. In 2005, results from continuing operations included a $45 million after-tax, or $0.22 per share, charge for early debt retirement and other relatively minor charges and gains. (See the Results Reconciliation table later in this release.)

Net income for the third quarter reflected a $13.8 million, or $0.06 per share, net benefit to earnings from the production of synthetic fuel and the sale of the ownership interests in the synthetic fuel production facilities, compared to $24.7 million, or $0.12 per share, in the third quarter of 2005. Year-to-date net income reflects a $23.1 million, or $0.11 per share, benefit to earnings from synthetic fuel production, compared to $68.5 million, or $0.33 per share, in the 2005 period. (See the TECO Coal – Synthetic Fuel section later in this release.) Results for the 2006 quarter and year-to-date periods reflected an estimated 39% reduction in benefits due to estimated average annual oil prices above the phase-out threshold level at Sept. 30, compared to no reduction of benefits in 2005. The potential benefits from the production of synthetic fuel are reduced by oil prices that are above the threshold level for the phase-out of the tax credits from synthetic fuel. (See the Synthetic Fuel section.)

TECO Energy Chairman and CEO Sherrill Hudson said, “Even though our operating companies produced mixed results this quarter from both planned and unplanned factors, we’re pleased with the overall direction TECO Energy is headed. At several companies, team members overcame difficult operating conditions to produce good results.”

“In July, we revised the form of our guidance to eliminate the effects of synthetic fuel from our results and to allow investors to focus on TECO Energy’s fundamentals,” Hudson said.

“The decline in oil prices to a level that makes it once again economic to produce synthetic fuel is a very positive event for TECO Energy. In the current oil price environment, synthetic fuel could make a significant contribution to our results this year and next,” Hudson added.

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Non-GAAP Results

Third-quarter 2006 non-GAAP results from continuing operations including synthetic fuel (Non-GAAP Results With Synthetic Fuel), which exclude the net effects of Hurricane Katrina at TECO Transport and a gain on the sale of an unused steam turbine that had been previously written off, were $77.3 million, compared to $95.5 million in the 2005 period. Third-quarter 2006 non-GAAP results excluding synthetic fuel (Non-GAAP Results Excluding Synthetic Fuel), which exclude the items noted above and costs or benefits associated with the production of synthetic fuel, were $63.5 million, compared to $70.8 million in the 2005 period.

Year-to-date Non-GAAP Results With Synthetic Fuel from continuing operations were $187.6 million, compared to $204.4 million in the 2005 period. Year-to-date Non-GAAP Results Excluding Synthetic Fuel from continuing operations were $164.5 million, compared to $135.9 million in the 2005 period.

For a reconciliation to GAAP results and a discussion regarding this presentation of non-GAAP results and management’s use of this information, please see the Non-GAAP Presentation section and Results Reconciliation table later in this release.

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains and synthetic fuel related benefits or costs for the periods shown.

Segment Information	3-months Ended Sept. 30		9-months Ended Sept. 30		12-months Ended Sept. 30
(in millions)
	2006	2005	2006	2005	2006	2005
Net Income (loss)
Tampa Electric	$57.0	$62.7	$116.5	$123.5	$140.1	$150.3
Peoples Gas System	4.2	4.1	22.7	22.9	29.4	28.9
TECO Coal	21.4	34.6	59.5	90.5	84.4	106.2
TECO Transport	3.4	0.9	15.0	10.3	24.9	16.9
TECO Guatemala	9.3	14.0	26.6	33.4	33.6	42.6
TWG Merchant(1)	—	(0.3)	—	(14.6)	—	(405.9)
Parent/other	(15.6)	(21.5)	(44.3)	(107.6)	(63.8)	(131.8)

Net income (loss) from continuing operations	79.7	94.5	196.0	158.4	248.6	(192.8)
Discontinued operations	—	0.1	1.4	64.1	0.8	(72.3)

Total net income (loss)	$79.7	$94.6	$197.4	$222.5	$249.4	$(265.1)

(1)	As of Jan. 1 2006, only historical data is presented for TWG Merchant, as all merchant assets have been divested or impaired.

Operating Company Results:

Tampa Electric

Net income for the third quarter was $57.0 million, compared with $62.7 million for the same period in 2005. Results for the quarter reflect 2.8% average customer growth and increased income from sales to other utilities, but lower retail energy sales. Operations and maintenance expense increased, as expected, driven by additional spending on system reliability and coal-fired unit performance improvements and other higher costs.

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Tampa Electric’s retail energy sales decreased 2.6% in the third quarter as strong customer growth was offset by more normal weather than the same period in 2005. Total heating and cooling degree-days for the Tampa area in the third quarter were only 1% below normal, but 8% below actual levels in 2005, when total degree days were almost 7% above normal.

Year-to-date net income was $116.5 million, compared to $123.5 million in the 2005 period. These results reflect retail energy sales that were almost 1.0% higher and off-system energy sales that were almost 11.0% higher than in the same period last year. The positive effects of 2.9% average customer growth and actual heating and cooling degree days 1% above 2005, but more than 4% below normal, were offset by higher operating and maintenance expenses. Non-fuel operations and maintenance expense increased, as expected, primarily due to additional spending on system reliability and coal-fired unit performance improvements and other higher costs.

Peoples Gas

Peoples Gas reported net income of $4.2 million for the third quarter, compared to $4.1 million in the same period in 2005. Quarterly results reflect average customer growth of 3.2%, increased sales to all retail customer classes and strong off-system sales and gas transportation for power generation customers, partially offset by higher non-fuel operations and maintenance costs. Results in 2006 included $0.3 million from the small remaining energy services operating companies, which provide marketing, sales support and gas management services.

Year-to-date net income was $22.7 million, compared to $22.9 million in the 2005 period. Higher non-fuel operations and maintenance expenses and mild winter weather more than offset 3.2% average customer growth, as well as higher energy sales to residential customers and strong off-system sales and gas transportation for power generation customers. Results in 2006 included $1.3 million from the energy services operating companies described above.

TECO Coal

TECO Coal achieved third-quarter net income of $21.4 million, compared to $34.6 million in the same period in 2005. TECO Coal’s Non-GAAP Results Excluding Synthetic Fuel, were $7.6 million in 2006, compared to $9.9 million in the 2005 period. These results exclude the $13.8 million net benefits related to synthetic fuel production in 2006, which include benefits from prior quarters based on current oil prices, and $24.7 million in 2005. (See the Results Reconciliation table.)

Total sales were 2.3 million tons in the third quarter, including 0.6 million tons of synthetic fuel, compared to 2.3 million tons, including 1.6 million tons of synthetic fuel, in the 2005 period. Compared to the third quarter in 2005, results reflect a 10% higher average net selling price per ton across all products, which excludes transportation allowances. Premiums for quality and sulfur content contributed to the higher selling prices. Synthetic fuel sales volumes were lower than 2005 due to idling of the production facilities from late July through mid-September due to estimated average annual oil prices above the break-even level. Total coal sales were not impacted due to the substitution of conventional coal in lieu of synthetic fuel while the synthetic fuel production was idled.

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TECO Coal recorded year-to-date net income of $59.5 million in 2006, compared to $90.5 million in the 2005 period. TECO Coal’s 2006 year-to-date Non-GAAP Results Excluding Synthetic Fuel, were $36.4 million, compared to $22.0 million in the 2005 period. These results excluded the $23.1 million benefit associated with the production of synthetic fuel in 2006, and $68.5 million in the 2005 period. (See the Results Reconciliation table.)

Year-to-date 2006 total sales were 7.2 million tons, including 3.6 million tons of synthetic fuel, compared to 7.2 million tons, including 4.9 million tons of synthetic fuel, in the 2005 period. Compared to 2005, results reflect a 16% higher average net per-ton selling price across all products, excluding transportation allowances.

In 2006, the third-quarter cash cost of production increased 14%, compared to the 2005 period. This increase was due in part to additional exploration expenses incurred to optimize future mine plans, and the continued relocation of mining equipment from high cost of production locations to locations that are expected to have lower future costs of production. Higher production costs also reflect increased contract miner costs and continued higher diesel fuel costs, higher explosives costs and higher costs for steel-related products than in 2005. For the year-to-date period, the cash cost of production increased 10%, compared to full-year 2005, which is where the cash cost of production is now expected to average for the year.

Synthetic Fuel

Net income for the quarter reflected a net $13.8 million after-tax benefit to third-quarter earnings from the production of synthetic fuel. The benefit reflects the estimated 39% reduction in synthetic fuel benefits based on estimated average annual oil prices of $67/Bbl at Sept. 30, compared to estimated oil prices of approximately $71/Bbl and a 63% phase out at June 30. The decrease in the phase-out of benefits from synthetic fuel production as a result of lower estimated average annual oil prices increased net income from synthetic fuel in the quarter, which more than offset the loss of synthetic fuel proceeds while production was idled in the third quarter.

Year-to-date net income reflected a net $23.1 million after-tax benefit from the production of synthetic fuel. The year-to-date net benefit reflected a $28.1 million after-tax reduction in benefits due to the 39% reduction and a $0.4 million after-tax mark-to-market gain on the oil price hedges previously placed.

Based on the year-to-date actual difference of $7 per barrel between the Producer First Purchase Price reported by the U.S. Department of Energy and NYMEX settled prices, TECO Coal estimates the initial phase-out level for 2006 to begin at $62/Bbl on a NYMEX basis, and that the tax credits would be fully phased-out at $76 per barrel on a NYMEX basis. Changes in oil prices may cause adjustments to results, either positive or negative, at the end of the year when estimates of the actual average oil prices have more certainty.

TECO Transport

TECO Transport recorded third-quarter 2006 net income of $3.4 million, compared to $0.9 million in the same period in 2005. TECO Transport’s third-quarter

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2006 Non-GAAP results of $3.6 million exclude $0.2 million of after-tax direct costs associated with the restoration and recovery efforts for Hurricane Katrina damage at TECO Bulk Terminal, compared to non-GAAP results of $3.8 million in the same period in 2005, which exclude $2.9 million of direct Hurricane Katrina costs. (See the Results Reconciliation table.) Third-quarter non-GAAP results in 2006 reflect higher river barge rates and equipment utilization, more than offset by lower oceangoing vessel utilization, lower Tampa Electric movements and higher fuel costs.

Year-to-date net income was $15.0 million in 2006, compared to $10.3 million in the 2005 period. Year-to-date non-GAAP results of $17.3 million in 2006 exclude $2.3 million of after-tax direct costs associated with damage from Hurricane Katrina at TECO Bulk Terminal and TECO Barge Line, net of the second-quarter insurance recovery at TECO Barge Line, compared to 2005 non-GAAP results of $13.2 million, which exclude $2.9 million of direct Hurricane Katrina costs. (See the Results Reconciliation table.) The 2006 results reflect fewer shipyard days on oceangoing vessels, higher river barge rates and equipment utilization, higher Tampa Electric movements, and lower repair costs, partially offset by higher fuel costs.

TECO Guatemala

TECO Guatemala reported third-quarter net income of $9.3 million in 2006, compared to $14.0 million in the 2005 period. The 2006 results reflect customer growth and lower operating and interest expenses, which were more than offset by higher tax rates compared to 2005. Results in 2005 included the one-year benefit of the 5% tax rate on dividends under the Jobs Creation Act, while 2006 reflects the normal 35% tax rate. Year-to-date 2006 net income of $26.6 million, compared to $33.4 million in the 2005 period, was driven primarily by the items described for the quarter, with the higher tax rate having the largest impact.

Parent / Other

The cost for “Parent/other” in the third quarter was $15.6 million, compared to a cost of $21.5 million in the same period in 2005. The Non-GAAP results for “Parent/other” in the third quarter were a cost of $18.2 million, compared to a cost of $23.4 million in the 2005 period. Third-quarter Non-GAAP results in 2006 exclude a $2.6 million after-tax gain on the sale of an unused steam turbine that had been previously written off. Third-quarter Non-GAAP results in 2005 exclude a $1.9 million after-tax benefit associated with early debt retirement.

The year-to-date “Parent/other” cost was $44.3 million in 2006, compared to $107.6 million in the 2005 period. The Non-GAAP year-to-date cost was $55.0 million in 2006, compared to $64.5 million in the 2005 period. In addition to the third-quarter item noted above, the 2006 Non-GAAP year-to-date results in Parent/other excluded the $8.1 million after-tax gain on the sale of the remaining assets of the unfinished McAdams Power Station, which had been previously impaired. Non-GAAP results in 2005 excluded a $45.0 million after-tax charge associated with the early retirement of $380 million of debt. Total parent interest expense declined by $20.5 million pretax in the 2006 year-to-date period due to the debt redemption and refinancing actions initiated in mid-2005. This was offset, in part, by no longer allocating interest to TWG Merchant.

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Discontinued Operations

In 2006, third-quarter discontinued operations were break-even, compared to net income of $0.1 million in the same period of 2005. Results from discontinued operations in 2005 reflect true-up amounts from the small energy services companies that had been sold. Net income from discontinued operations in the 2006 year-to-date period was $1.4 million, compared to $64.1 million in the 2005 period. The 2006 results reflect primarily recovery of amounts that had been previously written off at the small energy services companies. The 2005 results reflect the operating results from the Union and Gila River power stations through the end of May 2005 and the $76.5 million after-tax gain recorded upon their transfer to the lending bank group at the end of May 2005. Results in 2005 also included the results for the Commonwealth Chesapeake Power Station until its sale in April 2005.

Cash and Liquidity

TECO Energy’s consolidated cash and cash equivalents, excluding all restricted cash, totaled $561.8 million at Sept. 30, 2006. Restricted cash of $37.3 million includes $30.0 million held in escrow until the end of 2007 related to the sale of an interest in the synthetic coal production facilities. As of Sept. 30, 2006, unconsolidated affiliates owned by TECO Guatemala, CGESJ (San José) and TCAE (Alborada), had unrestricted cash balances of $14.8 million and restricted cash of $8.2 million.

In addition, at Sept. 30, 2006, aggregate availability under bank credit facilities was $665.5 million, net of letters of credit of $9.5 million outstanding under these facilities. At the end of the quarter, total liquidity, including cash plus credit facilities, was $1.2 billion, which included $515.2 million at Tampa Electric Company, consisting of $475.0 million of credit facilities, all of which were undrawn at Sept. 30, 2006, and $40.2 million of cash. TECO Energy parent had total liquidity of $667.9 million at Sept. 30, 2006, consisting of $477.4 million of cash and availability of $190.5 million under its credit facility.

2006 Earnings Outlook

In July, the company modified the form of its guidance to assume that synthetic fuel production was at breakeven and updated its previous 2006 guidance to reflect strong year-to-date performance in the five core businesses. The per-share results from the five core businesses assuming synthetic fuel production is at the breakeven point are currently forecast to be in a range of $0.90 to $1.00, which is consistent with the expectations provided in July.

This 2006 forecast excludes any additional charges or gains that might occur, such as any additional hurricane restoration costs, which the company would treat as non-GAAP items, which is consistent with prior periods.

Potential Effects of Synthetic Fuel Production on Earnings

Due to the recent decline in oil prices, TECO Coal resumed synthetic fuel production in mid-September. At Sept. 30, 2006, year-to-date settled oil prices plus the remaining months’ futures prices averaged approximately $67/Bbl on a NYMEX basis, which resulted in a 39% reduction in the value of the synthetic fuel tax credits for 2006 through the first nine months. If oil prices were to remain at a level resulting in a 39%

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reduction in net synthetic fuel benefits for the year, there would be a synthetic fuel-related upside to the company’s core business guidance range of $0.90 to $1.00 per share, which assumes that synthetic fuel is at breakeven. The following table illustrates estimates of the impacts on synthetic fuel earnings and the 2006 earnings range at oil prices different than the breakeven level for the 5.1 million tons of production expected in 2006.

Potential 2006 Synthetic Fuel Impact (5.1 million tons production)

Average annual NYMEX oil price			Phase-out %	Synthetic Fuel Earnings*	2006 Earnings Range
<$	62		0	$0.32	$1.22	$1.32
	$65		20	$0.22	$1.12	$1.22
	$67		39	$0.17	$1.07	$1.17
	$69		50	$0.11	$1.01	$1.11
	$71		65	$0.06	$0.96	$1.06
	$73	**	78	—	$0.90	$1.00
	$76	***	100	$(0.10)	$0.80	$0.90

*	Includes expected benefits from oil price hedges.
**	Breakeven point, including the effects of oil price hedges previously placed.
***	Assumes 5.1 million tons of production costs with no offsetting benefits from investors and includes $20 million cash / $0.05 per share benefit from oil price hedges.

The actual benefits from the year-to-date synthetic fuel production could be adjusted in the fourth quarter results, depending on changes in the estimate of actual average annual oil prices. This may result in either positive or negative adjustments to the results from synthetic fuel production recorded in the first three quarters. Final calculations will be made in 2007, when the Internal Revenue Service publishes the actual reference price.

The cost of producing synthetic fuel is estimated to be approximately $55 million for the 5.1 million tons of production. As shown in the table, if production continues for the remainder of 2006 and the tax credit is completely phased-out, there would be a $0.10 per share negative impact, net of hedges, to the expected results of $0.90 to $1.00 per share.

2006 Cash Outlook

TECO Energy previously provided a forecast of its parent net cash accumulation, and year-end parent cash, including synthetic fuel, results at various oil prices.

The forecast of parent cash accumulation and year-end parent cash balance includes retirement of the remaining $100 million of 8.5% trust preferred securities due in 2041 and a $50 million equity contribution to Tampa Electric in 2006, both of which are discretionary and could be accomplished at other times. Even under a full phase-out of synthetic fuel benefits, TECO Energy expects to retire the full $357 million of parent-level debt maturing in 2007 without refinancing. At Sept. 30, 2006, TECO Energy parent had a cash balance of $477 million.

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The table below illustrates the estimates for these measures of cash at various average annual oil prices at the expected level of synthetic fuel production in 2006.

2006 Cash Estimates Including Synthetic Fuel

(5.1 million tons of production)

Average annual NYMEX oil price			Phase-out %	Cash from Operations - $*	Parent cash - $	Year-end parent cash - $
<$	62		0	550	145	455
	$65		20	550	105	420
	$67		39	555	85	400
	$69		50	560	65	380
	$71		65	565	45	360
	$73	**	78	570	25	340
	$76	***	100	570	(10)	305

*	Includes expected benefits from oil price hedges.
**	Breakeven point, including the effects of oil price hedges previously placed.
***	Assumes 5.1 million tons of production costs with no offsetting benefits from investors and includes $20 million cash / $0.05 per share benefit from oil price hedges

Non-GAAP Presentation

The “Results Reconciliation” table below presents non-GAAP financial results after elimination of the effects of certain identified gains and charges and earnings from the production of synthetic fuel in the 2006 and 2005 quarterly, year-to-date and full-year periods. Management believes that the presentation of this non-GAAP financial performance provides investors a measure that reflects the company’s operations under its business strategy, which is focused on its five core businesses. Management also believes that it is helpful to present a non-GAAP measure of performance that clearly reflects the ongoing operations of TECO Energy’s businesses and which allows investors to better understand and evaluate the business as it is expected to operate in future periods.

Due to the uncertainty relating to the level of benefits available from the production of synthetic fuel and the idling of the synthetic fuel production facilities for a portion of the third quarter, TECO Energy is also providing a second measure of non-GAAP results that excludes all costs or benefits related to the production of synthetic fuel. This provides investors additional information to assess the company’s results and future earnings potential without the production of synthetic fuel. The company provides both measures to allow comparison of results both with and without synthetic fuel.

Management and the Board of Directors use non-GAAP measures as a yardstick for measuring the company’s performance, in making decisions that are dependent upon the profitability of the company’s various operating units and in determining levels of incentive compensation.

The non-GAAP measure of financial performance used by the company is not a measure of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-

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GAAP presentation of net income may not be comparable to similarly titled measures used by other companies.

Results Reconciliation (in millions)	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
	2006	2005	2006	2005	2006	2005
GAAP net income (loss)	$79.7	$94.6	$197.4	$222.5	$249.4	$(265.1)

Exclude discontinued operations(1)	—	0.1	1.4	64.1	0.8	(72.3)

GAAP net income (loss) from continuing operations	$79.7	$94.5	$196.0	$158.4	$248.6	$(192.8)

Add TECO Transport hurricane costs	0.2	2.9	3.8	2.9	13.5	2.9
Add TECO Transport hurricane insurance recovery	—	—	(1.5)	—	(15.2)	—
Add parent debt extinguishment(2)	—	—	—	45.0	1.7	44.7
Add tax on Guatemalan cash repatriation	—	—	—	—	—	(1.9)
Add TECO Transport valuation adjustment	—	—	—	—	—	(0.2)
Add unutilized tax credits	—	—	—	—	—	(7.0)
Add Dell & McAdams valuation adjustment and gain on sale, net	—	(1.9)	(8.1)	(1.9)	(8.1)	379.8
Add corporate restructuring costs	—	—	—	—	—	3.1
Add unused steam turbines	(2.6)	—	(2.6)	—	(2.6)	12.8
Add gain on propane business sale	—	—	—	—	—	(0.2)

Total charges and gains	(2.4)	1.0	(8.4)	46.0	(10.7)	434.0

Non-GAAP results from continuing operations (3)	$77.3	$95.5	$187.6	$204.4	$237.9	$241.2

Subtract synthetic fuel benefit	(13.8)	(24.7)	(23.1)	(68.5)	(38.8)	(86.2)

Non-GAAP results excluding synthetic fuel	$63.5	$70.8	$164.5	$135.9	$199.1	$155.0

(1)	Discontinued operations for the year-to-date and 12-months ended 2005 periods included the losses associated with operations of the Union, Gila River, Commonwealth Chesapeake and Frontera power stations, as well as the energy services companies, and the gain on the final transfer of the Union and Gila River power stations in May 2005.
(2)	Includes the second-quarter 2005 redemption premium and unamortized debt issuance costs associated with the June 2005 redemption of the 10.5% notes due in 2007 and the fourth-quarter 2005 write-off of unamortized debt issuance costs associated with the December 2005 redemption of $100 million of 8.5% trust preferred securities. The 12-months ended 2005 results include the benefits from the early exchange of the 9.5% adjustable conversion-rate equity security units.
(3)	A non-GAAP financial measure is a numerical measure that includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable GAAP measure.

Webcast

As previously announced, TECO Energy will host a Webcast with the investment community on its third-quarter results at 9:00 AM Eastern time, Friday, Oct. 27, 2006. The Webcast will be accessible through the link on TECO Energy’s Web site:

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www.tecoenergy.com. The Webcast and accompanying slides will be available for replay for 30 days through the Web site, beginning approximately two hours after the conclusion of the live event.

TECO Energy, Inc. (NYSE: TE) is an integrated energy-related holding company with regulated utility businesses, complemented by a family of unregulated businesses. Its principal subsidiary, Tampa Electric Company, is a regulated utility with both electric and gas divisions (Tampa Electric and Peoples Gas System). Other subsidiaries are engaged in waterborne transportation, coal and synthetic fuel production and electric generation and distribution in Guatemala.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release. Factors that could impact actual results include: unforeseen regulatory actions by federal, state or local authorities that could impact operations; an adverse outcome in the previously disclosed litigation; additional debt extinguishment costs or premiums associated with the early retirement of TECO Energy debt; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; oil prices in excess of the annual reference price, which would reduce or eliminate synthetic fuel tax credits and reduce or eliminate the earnings and cash flow from the sale of membership interests in the synthetic fuel production facilities at TECO Coal; the availability of adequate rail transportation capacity for the shipment of TECO Coal’s production; general economic conditions in Tampa Electric’s service area affecting energy sales; economic conditions, both national and international, affecting the demand for TECO Transport’s waterborne transportation services; weather variations affecting sales and operating costs at Tampa Electric and Peoples Gas and the effect of extreme weather conditions or hurricanes, which are common during the summer months; commodity price and operating cost changes affecting the margins at TECO Coal and TECO Transport, fuel cost recoveries and cash at Tampa Electric or natural gas demand at Peoples Gas; the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures; changes in electric tariffs or contract terms affecting TECO Guatemala’s operations; and TECO Coal’s exposure to any changes in law, regulation or administration that would retroactively impact the federal income tax credits from the production of synthetic fuel or the related benefits that have been recognized to date. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2005.

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Summary Information as of Sept. 30, 2006

	3 months Ended		9 months Ended		12 months Ended
(millions except per share amounts)	2006	2005	2006	2005	2006	2005
Revenues	$922.9	$836.4	$2,621.9	$2,240.1	$3,391.9	$2,896.4

Net income (loss) from continuing operations	79.7	94.5	$196.0	$158.4	$248.6	$(192.8)
Net income (loss) from discontinued operations	—	0.1	1.4	64.1	0.8	(72.3)

Net income (loss)	$79.7	$94.6	$197.4	$222.5	$249.4	$(265.1)

Earnings (loss) per share from continuing operations – basic	$0.38	$0.46	$0.94	$0.77	$1.20	$(0.95)
Earnings (loss) per share from discontinued operations – basic	—	—	0.01	0.31	—	(0.35)

Earnings (loss) per share – basic	$0.38	$0.46	$0.95	$1.08	$1.20	$(1.30)

Earnings (loss) per share – diluted	$0.38	$0.45	$0.95	$1.07	$1.20	$(1.30)
Average common shares outstanding – basic	207.9	207.1	207.7	206.0	207.6	204.4
Average common shares outstanding – diluted	208.7	209.3	208.6	207.8	208.5	204.4

Contact:	News Media: Laura Duda – (813) 228-1572
Investor Relations: Mark Kane – (813) 228-1772
Internet: http://www.tecoenergy.com

SEPTEMBER 2006

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(millions except share data)	2006	2005	2006	2005	2006	2005
Revenues
Regulated electric and gas	$733.2	$663.2	$2,045.7	$1,723.0	$2,616.4	$2,236.4
Unregulated	189.7	173.2	576.2	517.1	775.5	660.0

Total revenues	922.9	836.4	2,621.9	2,240.1	3,391.9	2,896.4

Expenses
Regulated operations
Fuel	226.3	120.4	609.6	362.8	707.9	504.5
Purchased power	79.4	104.6	169.7	190.4	249.0	227.6
Cost of natural gas sold	84.4	96.7	295.3	246.6	398.9	301.5
Other	70.9	68.5	213.8	195.1	289.0	264.3
Other operations	164.5	170.2	496.3	485.8	664.2	646.6
Maintenance	41.5	52.5	136.4	128.5	176.2	167.7
Depreciation	70.1	71.2	211.0	211.2	282.0	280.2
Restructuring charges	0.0	0.0	0.0	0.0	0.0	1.1
Sale of previously impaired assets / Asset impairments	(5.0)	0.0	(15.7)	0.0	(12.5)	630.2
Taxes, other than income	55.5	51.7	165.7	146.5	213.8	189.8

Total expenses	787.6	735.8	2,282.1	1,966.9	2,968.5	3,213.5

Income from operations	135.3	100.6	339.8	273.2	423.4	(317.1)
Other income (expense)
Allowance for other funds used during construction	0.8	0.0	1.4	0.0	1.4	0.0
Other income	35.9	64.9	66.8	136.3	102.1	165.7
Gain (loss) on debt extinguishment	0.0	0.0	0.0	(71.5)	(2.7)	(71.6)
Income from equity investment	14.5	14.8	42.9	43.7	59.6	53.2

Total other income	51.2	79.7	111.1	108.5	160.4	147.3
Interest charges
Interest expense	70.5	68.3	209.7	220.2	278.3	298.0
Allowance for borrowed funds used during construction	(0.4)	0.0	(0.6)	0.0	(0.6)	0.0

Total interest charges	70.1	68.3	209.1	220.2	277.7	298.0

Income before provision for income taxes	116.4	112.0	241.8	161.5	306.1	(467.8)
Provision (benefit) for income taxes	42.7	39.2	92.7	71.0	123.7	(188.6)

Income from Continuing Operations before minority interests	73.7	72.8	149.1	90.5	182.4	(279.2)
Minority Interests	6.0	21.7	46.9	67.9	66.2	86.4

Income (loss) from Continuing Operations	79.7	94.5	196.0	158.4	248.6	(192.8)
Discontinued operations
Income (loss) from discontinued operations	0.0	(2.0)	2.3	88.2	2.2	(113.6)
Income tax provision (benefit)	0.0	(2.1)	0.9	24.1	1.4	(41.3)

Total discontinued operations	0.0	0.1	1.4	64.1	0.8	(72.3)

Net income (loss)	$79.7	$94.6	$197.4	$222.5	$249.4	$(265.1)

Average common shares outstanding (millions)	207.9	207.1	207.7	206.0	207.6	204.4

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	0.38	0.46	0.94	0.77	1.20	(0.95)
Earnings per share from continuing operations — diluted	0.38	0.45	0.94	0.76	1.20	(0.95)

Earnings per share — basic	0.38	0.46	0.95	1.08	1.20	(1.30)
Earnings per share — diluted	0.38	0.45	0.95	1.07	1.20	(1.30)

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(millions)	Sep-30-2006	Dec-31-2005
Assets
Current assets
Cash and cash equivalents	$561.8	$345.7
Restricted cash	37.3	37.6
Receivables	363.6	323.3
Inventories at average cost
Fuel	86.9	84.9
Materials and supplies	75.4	68.9
Current derivative asset	6.3	64.0
Income tax receivables	13.9	11.1
Prepayments and other current assets	28.3	40.4
Regulatory assets - current	278.9	296.3

Total current assets	1,452.4	1,272.2

Property, plant and equipment
Utility plant in service
Electric	4,958.8	4,892.3
Gas	864.1	839.5
Construction work in process	306.1	200.0
Other property	831.5	822.7

Property plant and equipment at original cost	6,960.5	6,754.5
Accumulated depreciation	(2,281.1)	(2,187.6)

Total property, plant and equipment (net)	4,679.4	4,566.9

Other assets
Deferred income taxes	703.4	735.7
Other investments	8.0	8.0
Regulatory assets	101.9	101.1
Investment in unconsolidated affiliates	287.6	297.1
Goodwill	59.4	59.4
Long-term derivative asset	0.2	4.9
Deferred charges and other assets	106.1	116.8
Assets held for sale	0.0	8.0

Total other assets	1,266.6	1,331.0

Total assets	$7,398.4	$7,170.1

Liabilities and capital
Current liabilities
Long-term debt due within one year
Recourse	$566.6	$5.9
Non-recourse	1.3	1.3
Junior subordinated debt	71.5	0.0
Notes payable	0.0	215.0
Accounts payable	299.0	354.7
Customer deposits	125.7	115.2
Current derivative liability	72.7	0.3
Interest accrued	89.9	50.0
Taxes accrued	79.2	34.9
Regulatory liabilities - current	116.6	146.8
Liabilities associated with assets held for sale	0.0	1.8

Total current liabilities	1,422.5	925.9

Other liabilities
Investment tax credit	15.3	17.3
Regulatory liabilities	560.5	543.1
Long-term derivative liability	6.7	0.0
Deferred credits and other liabilities	384.6	382.9
Long-term debt, less amount due within one year
Recourse	3,202.1	3,519.8
Non-recourse	10.4	11.7
Junior subordinated debt	106.2	177.7

Total other liabilities	4,285.8	4,652.5

Total Liabilities	5,708.3	5,578.4
Capital
Common equity	209.1	208.2
Paid in capital	1,457.8	1,527.0
Retained earnings	74.6	(83.1)
Accumulated other comprehensive income	(51.4)	(51.1)

Common equity	1,690.1	1,601.0
Unearned compensation	0.0	(9.3)

Total capital	1,690.1	1,591.7

Total liabilities and capital	$7,398.4	$7,170.1

Book Value Per Share	$8.08	$7.69

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(millions)	2006	2005	2006	2005	2006	2005
Cash flows from operating activities
Net income (loss)	$79.7	$94.6	$197.4	$222.5	$249.4	$(265.1)

Adjustments to reconcile net income to net cash:
Depreciation	70.1	71.2	211.0	211.2	282.0	283.5
Deferred income taxes	41.5	34.6	89.6	84.6	115.8	(178.3)
Investment tax credit, net	(0.7)	(0.7)	(2.0)	(2.0)	(2.6)	(2.7)
Allowance for funds used during construction	(1.1)	0.0	(2.0)	0.0	(2.0)	0.0
Non-cash stock compensation	2.3	0.3	9.3	4.1	10.7	7.5
Gain on asset sales, pretax	(19.8)	(51.8)	(46.5)	(232.9)	(75.2)	(216.8)
Noncash debt extinguishment, pretax	0.0	0.0	0.0	17.2	2.7	17.1
Equity in earnings of unconsolidated affiliates	11.7	(11.2)	8.1	(22.3)	(5.5)	(31.6)
Minority interest	(6.0)	(21.7)	(46.9)	(67.9)	(66.2)	(86.4)
Deferred recovery clause	(5.5)	(41.4)	62.1	(61.0)	(31.3)	(63.4)
Asset impairment, pretax	0.0	0.0	0.0	0.0	3.2	715.2
Goodwill impairment and intangible asset impairment, pretax	0.0	0.0	0.0	0.0	0.0	16.6
Receivables, less allowance for uncollectibles	(14.1)	(26.2)	(27.5)	(66.5)	(17.7)	(27.2)
Inventories	1.9	(10.0)	(8.4)	(38.3)	(8.2)	(18.4)
Prepayments and other current assets	(0.4)	3.0	10.1	3.8	(5.0)	3.2
Taxes accrued	18.5	17.9	41.6	27.3	(3.1)	(83.6)
Interest accrued	35.2	30.9	39.9	51.7	5.7	35.7
Accounts payable	5.3	101.4	(45.0)	117.6	(43.6)	120.7
Other	21.1	(8.2)	27.7	(10.9)	45.1	(11.0)

	239.7	182.7	518.5	238.2	454.2	215.0

Cash flows from investing activities
Capital expenditures	(122.5)	(71.5)	(301.7)	(213.8)	(383.1)	(314.7)
Allowance for funds used during construction	1.1	0.0	2.0	0.0	2.0	0.0
Net proceeds from sale of assets	13.7	114.8	41.7	269.7	82.0	432.1
Cash paid on disposition of business	0.0	0.0	0.0	(31.8)	0.0	(31.8)
Restricted cash	0.0	(0.2)	0.3	27.7	20.1	33.7
Investment in unconsolidated affiliates	1.1	0.0	1.1	0.1	3.8	1.6
Other non-current investments	0.0	0.0	0.0	4.2	(0.1)	12.0

	(106.6)	43.1	(256.6)	56.1	(275.3)	132.9

Cash flows from financing activities
Dividends	(39.7)	(39.5)	(119.0)	(118.2)	(158.5)	(156.1)
Common stock	2.5	3.8	6.3	194.7	8.0	196.9
Proceeds from long-term debt	(0.1)	13.0	327.5	311.9	327.5	311.9
Repayment of long-term debt	(5.9)	(5.5)	(93.1)	(394.0)	(193.1)	(521.4)
Minority interest	4.5	18.5	47.5	65.9	64.7	81.7
Net increase (decrease) in short-term debt	0.0	(50.0)	(215.0)	(95.0)	(20.0)	(5.0)
Equity contract adjustment payments	0.0	0.0	0.0	(2.0)	0.0	(4.1)

	(38.7)	(59.7)	(45.8)	(36.7)	28.6	(96.1)

Net increase in cash and cash equivalents	94.4	166.1	216.1	257.6	207.5	251.8
Cash and cash equivalents at beginning of period	467.4	188.2	345.7	96.7	354.3	102.5

Cash and cash equivalents at end of period	$561.8	$354.3	$561.8	$354.3	$561.8	$354.3

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

(millions)		Tampa Electric	Peoples Gas (7)	TECO Coal		TECO Transport	TECO Guatemala	TWG Merchant		Other & Eliminations		TECO Energy
Three months ended Sep. 30,
2006	Revenues - outsiders	$601.8	$131.3	$137.1		$50.8	$1.8	$—		$0.1		$922.9
	Sales to affiliates	0.5	—	—		24.3	—	—		(24.8)		—

	Total revenues	602.3	131.3	137.1		75.1	1.8	—		(24.7)		922.9
	Equity Earnings in Unconsolidated Affiliates	—	—	—		(0.4)	14.9	—		—		14.5
	Depreciation	46.6	9.1	8.7		5.5	0.1	—		0.1		70.1
	Restructuring costs	—	—	—		—	—	—		—		—
	Total interest charges (1)	27.4	4.0	2.8		0.7	3.8	—		31.4		70.1
	Allocated interest expense (1)	—	—	2.5		(0.5)	3.7	—		(5.7)		—
	Provision (Benefit) for income taxes	34.4	2.7	9.1		3.5	2.8	—		(9.8)		42.7
	Net income (loss) from continuing operations	$57.0	$4.2	$21.4		$3.4 (5)	$9.3	$—		$(15.6	)(2)(4)	$79.7

2005	Revenues - outsiders	$524.0	$139.2	$127.0		$42.6	$1.9	$0.1		$1.6		$836.4
	Sales to affiliates	0.6	—	—		22.2	—	—		(22.8)		—

	Total revenues	524.6	139.2	127.0		64.8	1.9	0.1		(21.2)		836.4
	Equity Earnings in Unconsolidated Affiliates	—	—	—		(0.1)	14.9	—		—		14.8
	Depreciation	46.7	8.8	9.9		5.4	0.2	0.1		0.1		71.2
	Restructuring costs	—	—	—		—	—	—		—		—
	Total interest charges (1)	24.0	3.7	3.2		1.3	3.6	—		32.5		68.3
	Allocated interest expense (1)	—	—	3.1		(0.2)	3.6	—		(6.5)		—
	Provision (Benefit) for income taxes	38.1	2.6	16.5		(1.7)	(3.7)	(0.2)		(12.4)		39.2
	Net income (loss) from continuing operations	$62.7	$4.1	$34.6		$0.9 (5)	$14.0	$(0.3	)(4)	$(21.5)		$94.5

Nine months ended Sep. 30,
2006	Revenues - outsiders	$1,590.6	$455.0	$421.9		$148.6	$5.6	$—		$0.2		$2,621.9
	Sales to affiliates	1.7	—	—		79.0	—	—		(80.7)		—

	Total revenues	1,592.3	455.0	421.9		227.6	5.6	—		(80.5)		2,621.9
	Equity Earnings in Unconsolidated Affiliates	—	—	—		(0.2)	43.1	—		—		42.9
	Depreciation	139.7	27.3	26.9		16.5	0.4	—		0.2		211.0
	Restructuring costs	—	—	—		—	—	—		—		—
	Total interest charges (1)	80.7	11.8	7.8		3.3	11.2	—		94.3		209.1
	Allocated interest expense (1)	—	—	7.3		(1.0)	10.9	—		(17.2)		—
	Provision (Benefit) for income taxes	69.3	14.3	22.1		8.2	5.2	—		(26.4)		92.7
	Net income (loss) from continuing operations	$116.5	$22.7	$59.5		$15.0 (5)	$26.6	$—		$(44.3	)(2)(4)	$196.0

2005	Revenues - outsiders	$1,328.1	$394.9	$365.0		$136.7	$5.8	$0.5		$9.1		$2,240.1
	Sales to affiliates	2.0	—	—		66.0	—	—		(68.0)		—

	Total revenues	$1,330.1	$394.9	$365.0		$202.7	$5.8	$0.5		$(58.9)		2,240.1
	Equity Earnings in Unconsolidated Affiliates	—	—	—		(0.1)	43.9	—		(0.1)		43.7
	Depreciation	139.9	26.1	27.8		16.2	0.5	0.4		0.3		211.2
	Restructuring costs	—	—	—		—	—	—		—		—
	Total interest charges (1)	72.1	11.3	9.6		3.9	10.7	10.2		102.4		220.2
	Allocated interest expense (1)	—	—	9.4		(0.4)	10.6	10.2		(29.8)		—
	Provision (Benefit) for income taxes	74.6	14.4	50.9		2.5	(2.8)	(8.2)		(60.4)		71.0
	Net income (loss) from continuing operations	123.5	22.9	90.5		10.3 (5)	33.4	(14.6	)(4)	(107.6)		$158.4

Twelve months ended Sep. 30,
2006	Revenues - outsiders	$2,006.8	$609.6	$562.0		$204.3	$7.5	$—		$1.6		$3,391.8
	Sales to affiliates	2.2	—	—		98.7	—	—		(100.8)		0.1

	Total revenues	2,009.0	609.6	562.0		303.0	7.5	—		(99.2)		3,391.9
	Equity Earnings in Unconsolidated Affiliates	—	—	—		(0.3)	57.1	—		2.8		59.6
	Depreciation	186.9	36.2	35.8		21.7	0.7	0.4		0.3		282.0
	Restructuring costs	—	—	—		—	—	—		—		—
	Total interest charges (1)	106.9	15.6	11.6		4.5	16.4	0.3		122.4		277.7
	Allocated interest expense (1)	—	—	10.3		(1.2)	14.5	—		(23.6)		—
	Provision (Benefit) for income taxes	85.2	18.3	36.1		13.9	6.1	(2.7)		(33.2)		123.7
	Net income (loss) from continuing operations	$140.1	$29.4	$84.4		$24.9 (5)	$33.6	$—		$(63.8	)(2)(4)	$248.6

2005	Revenues - outsiders	$1,740.2	$496.3	$447.1		$188.0	$7.2	$3.5		$14.1		$2,896.4
	Sales to affiliates	2.9	—	—		83.9	—	—		(86.8)		—

	Total revenues	1,743.1	496.3	447.1		271.9	7.2	3.5		(72.7)		2,896.4
	Equity Earnings in Unconsolidated Affiliates	—	—	—		0.1	53.3	—		(0.2)		53.2
	Depreciation	185.3	34.8	36.6		21.7	0.7	0.6		0.5		280.2
	Restructuring costs	—	0.6	—		—	—	0.5		—		1.1
	Total interest charges (1)	96.0	15.1	13.0		5.1	14.4	20.0		134.4		298.0
	Allocated interest expense (1)	—	—	12.8		(0.6)	14.0	20.1		(46.6)		(0.3)
	Provision (Benefit) for income taxes	86.4	18.1	48.4		5.5	(13.5)	(243.7)		(89.8)		(188.6)
	Net income (loss) from continuing operations	$150.3	$28.9	$106.2	(6)	$16.9 (5)	$42.6 (3)	$(405.9	)(4)	$(131.8	)(2)	$(192.8)

(1)	Segment net income is reported on a basis that includes internally allocated financing costs. Allocated interest is included in Total interest charges.
(2)	Results for the 12 months ended Sep. 30, 2006 and Sep. 30, 2005 include $1.7 million and $45.0 million, respectively, of after-tax debt extinguishment charges at TECO Parent. The 12 months ended Sep. 30, 2005 also includes a $12.8 million after-tax charge for steam turbine impairments originally reported in TECO Guatemala. The three, nine and 12 months ended Sep. 30, 2006 contain the $2.6 after-tax gain on the sale of one of the turbines. Also included in the 12 months ended Sep. 30, 2006 is the $8.1 million gain on the sale of McAdams taking place in the 2nd quarter of 2006.
(3)	TECO Guatemala’s net income for the 12 months ended Sep. 30, 2005 includes a $1.9 million for the reversal of tax expense related to cash repatriations.
(4)	TWG Merchant’s results for the three months ended Sep. 30, 2005 included a net $1.9 million benefit and the results for the 12 months ended Sep. 30, 2005 included net charges totaling $379.8 million, both related to the Dell and McAdams power stations. Note that in 2006, remaining results for TWG Merchant are included in Parent/other.
(5)	TECO Transport’s results include net storm (costs) benefits of: $(0.2) million for the three months ended September 30, 2006, $(2.3) million for the nine months ended Sep. 30, 2006 and $1.7 million for the 12 months ended Sep. 30, 2006. The three, nine and 12 month periods ended Sep. 30, 2005 include $(2.9) million in net storm costs.
(6)	TECO Coal’s results for the 12 months ended Sep. 30, 2005 include a $7.0 million benefit related to synfuel tax credits that had been written-off in 2003’s fourth quarter.
(7)	Results for Peoples Gas in 2006 include the remaining operating TECO Solutions companies.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*		Percent Change	Sales — Kilowatt-hours*		Percent Change
Quarter End September 30,	2006	2005		2006	2005
Residential	$295,890	$270,722	9.3	2,733,268	2,813,497	(2.9)
Commercial	167,634	147,695	13.5	1,787,865	1,810,958	(1.3)
Industrial — Phosphate	16,107	16,313	(1.3)	246,996	284,557	(13.2)
Industrial — Other	29,544	25,679	15.1	352,410	352,836	(0.1)
Other sales of electricity	43,660	38,733	12.7	456,588	464,395	(1.7)

	552,835	499,142	10.8	5,577,127	5,726,243	(2.6)
Deferred and other revenues	19,431	(78,951)	—	—	—	—
Sales for resale	16,734	14,390	16.3	205,994	232,684	(11.5)
Other operating revenue	10,509	10,347	1.6	—	—	—
SO2 Allowance Sales	2,865	79,758	(96.4)	—	—	—

	$602,374	$524,686	14.8	5,783,121	5,958,927	(3.0)

Average customers	654,806	637,110	2.8	—	—	—

Retail Output to Line				5,908,627	6,058,064	(2.5)

	Operating Revenues*		Percent Change	Sales — Kilowatt-hours*		Percent Change
Year-To-Date September 30,	2006	2005		2006	2005
Residential	$735,361	$640,504	14.8	6,715,507	6,552,081	2.5
Commercial	452,752	387,970	16.7	4,783,469	4,688,059	2.0
Industrial — Phosphate	45,047	49,371	(8.8)	684,611	896,729	(23.7)
Industrial — Other	84,974	72,255	17.6	1,014,461	996,837	1.8
Other sales of electricity	120,731	104,484	15.5	1,242,395	1,223,450	1.5

	1,438,865	1,254,584	14.7	14,440,443	14,357,156	0.6
Deferred and other revenues	23,746	(72,029)	—	—	—	—
Sales for resale	55,053	38,926	41.4	676,337	610,232	10.8
Other operating revenue	29,642	28,880	2.6	—	—	—
SO2 Allowance Sales	45,033	79,758	(43.5)	—	—	—

	$1,592,339	$1,330,119	19.7	15,116,780	14,967,388	1.0

Average customers	651,787	633,278	2.9	—	—	—

Retail Output to Line				15,447,322	15,265,508	1.2

	Operating Revenues*		Percent Change	Sales — Kilowatt-hours*		Percent Change
Twelve Months Ended September 30,	2006	2005		2006	2005
Residential	$932,958	$833,412	11.9	8,721,887	8,493,681	2.7
Commercial	581,223	515,136	12.8	6,329,392	6,195,524	2.2
Industrial — Phosphate	58,948	67,353	(12.5)	936,784	1,216,887	(23.0)
Industrial — Other	109,038	96,150	13.4	1,346,259	1,323,011	1.8
Other sales of electricity	156,550	140,048	11.8	1,660,802	1,632,426	1.7

	1,838,717	1,652,099	11.3	18,995,124	18,861,529	0.7
Deferred and other revenues	19,792	(77,265)	—	—	—	—
Sales for resale	66,677	49,516	34.7	839,751	783,772	7.1
Other operating revenue	38,815	38,959	(0.4)	—	—	—
SO2 Allowance Sales	45,033	79,758	(43.5)	—	—	—

	$2,009,034	$1,743,067	15.3	19,834,875	19,645,301	1.0

Average customers	649,628	630,784	3.0	—	—	—

Retail Output to Line				20,044,171	19,865,713	0.9

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*		Percent Change	Therms*		Percent Change
Three Months Ended September 30,	2006	2005		2006	2005
By Customer Segment:
Residential	$22,569	$21,526	4.8	10,228	9,603	6.5
Commercial	33,045	33,548	(1.5)	82,527	79,229	4.2
Industrial	3,473	3,159	9.9	47,578	45,393	4.8
Off System Sales	54,068	68,374	(20.9)	68,638	64,650	6.2
Power generation	4,370	4,388	(0.4)	142,585	107,483	32.7
Other revenues	12,572	8,177	53.7	0	0	—

	$130,097	$139,172	(6.5)	351,556	306,358	14.8

By Sales Type:
System supply	$96,597	$110,787	(12.8)	95,155	90,545	5.1
Transportation	20,928	20,208	3.6	256,401	215,813	18.8
Other revenues	12,572	8,177	53.7	0	0	—

	$130,097	$139,172	(6.5)	351,556	306,358	14.8

Average customers	328,825	318,475	3.2	0	0	—

	Operating Revenues*		Percent Change	Therms*		Percent Change
Nine Months Ended September 30,	2006	2005		2006	2005
By Customer Segment:
Residential	$113,199	$98,074	15.4	54,704	53,423	2.4
Commercial	128,015	124,611	2.7	280,690	287,584	(2.4)
Industrial	8,881	8,443	5.2	160,365	156,996	2.1
Off System Sales	156,372	128,870	21.3	194,865	152,082	28.1
Power generation	11,007	9,989	10.2	323,311	227,628	42.0
Other revenues	33,369	24,913	33.9	0	0	—

	$450,843	$394,900	14.2	1,013,935	877,713	15.5

By Sales Type:
System supply	$350,138	$305,088	14.8	302,765	267,672	13.1
Transportation	67,336	64,899	3.8	711,170	610,041	16.6
Other revenues	33,369	24,913	33.9	0	0	—

	$450,843	$394,900	14.2	1,013,935	877,713	15.5

Average customers	328,384	318,233	3.2	0	0	—

	Operating Revenues*		Percent Change	Therms*		Percent Change
Twelve Months Ended September 30,	2006	2005		2006	2005
By Customer Segment:
Residential	$154,023	$125,424	22.8	72,011	68,064	5.8
Commercial	177,236	160,887	10.2	373,394	378,835	(1.4)
Industrial	11,305	10,864	4.1	211,400	210,354	0.5
Off System Sales	204,160	153,540	33.0	229,376	193,639	18.5
Power generation	14,742	13,022	13.2	387,381	298,707	29.7
Other revenues	43,939	32,539	35.0	0	0	—

	$605,405	$496,276	22.0	1,273,562	1,149,599	10.8

By Sales Type:
System supply	$471,791	$378,139	24.8	372,187	343,102	8.5
Transportation	89,675	85,598	4.8	901,375	806,497	11.8
Other revenues	43,939	32,539	35.0	0	0	—

	$605,405	$496,276	22.0	1,273,562	1,149,599	10.8

Average customers	326,001	316,453	3.0	0	0	—

*	in thousands